SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 28, 2004

THE TALBOTS, INC. (Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

         On January 28, 2004, the Bank of Tokyo-Mitsubishi Trust Company approved an extension of its Revolving Credit Agreement dated as of January 25, 1994 (as amended, supplemented, or otherwise modified from time to time), between Talbots, Inc. (“the Company”), and the Bank of Tokyo-Mitsubishi Trust Company. The expiration date of such Revolving Credit Agreement is extended until January 28, 2006.

          On January 28, 2004, Talbots and Sumitomo Mitsui Banking Corporation, as successor to The Sakura Bank, Limited, entered into the Seventh Amendment of the Revolving Credit Agreement dated as of January 25, 1994 (as amended and modified), between The Talbots, Inc. and Sumitomo Mitsui Banking Corporation. The expiration date of such Revolving Credit Agreement is extended until January 28, 2006.

         On January 28, 2004, The Talbots, Inc. and Mizuho Corporate Bank, Ltd. entered into a Revolving Loan Credit Agreement, with a revolving loan commitment of $18 million and a maturity date of January 28, 2006.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Notice of Intention to Extend Revolving Credit Period dated January 28, 2004 from the Bank of Tokyo-Mitsubishi Trust Company to Talbots, Inc.

99.2	Seventh Amendment to Revolving Credit Agreement dated as of January 28, 2004 between Sumitomo Mitsui Banking Corporation and The Talbots, Inc.

99.3	Revolving Loan Credit Agreement dated as of January 28, 2004 between Mizuho Corporate Bank, Ltd. and The Talbots, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2004	THE TALBOTS, INC. By: CAROL GORDON STONE —————————————— Carol Gordon Stone Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Title

99.1	Notice of Intention to Extend Revolving Credit Period dated January 28, 2004 from the Bank of Tokyo-Mitsubishi Trust Company to Talbots, Inc.

99.2	Seventh Amendment to Revolving Credit Agreement dated as of January 28, 2004 between Sumitomo Mitsui Banking Corporation and The Talbots, Inc.

99.3	Revolving Loan Credit Agreement dated as of January 28, 2004 between Mizuho Corporate Bank, Ltd. and The Talbots, Inc.